Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-204548 on Form S-8 and in Registration Statement No. 333-144699 on Form S-3 of Finward Bancorp (the “Company”) of our report dated March 28, 2024, on our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022 and for each of the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ FORVIS, LLP

Indianapolis, Indiana

March 28, 2024